  CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the  reference  to our firm under the captions
"Financial  Highlights" and "Independent  Registered  Public
Accounting  Firm" and to the use of our report  dated August
30, 2004 included in this Registration  Statement (Form N-1A
Nos.  333-111230 and 811-21474) of Oppenheimer  Limited Term
California Municipal Fund.

ERNST & YOUNG LLP

/s/ ERNST & YOUNG LLP

New York, New York
September 24, 2004